Exhibit 21.1

Subsidiaries

Subsidiary	Jurisdiction
Asset Acquisition II LLC	Maryland

GL ECM Funding LLC	Maryland

HA Howard Services LLC	Maryland

HA WG Funding LLC	Maryland

Hannie Mae EMI LLC	Virginia

Hannie Mae Goco LLC	Maryland

Hannie Mae II LLC	Maryland

Hannie Mae III LLC	Maryland

Hannie Mae IV LLC	Maryland

Hannie Mae Leasing I LLC	Maryland

Hannie Mae LLC	Virginia

Hannie Mae Siemens LLC	Virginia

Hannie Mae SRS Funding LLC	Maryland

Hannie Mae UESC LLC	Maryland

Hannie Mae V LLC	Maryland

Hannie Mae VI LLC	Maryland

Hannon Armstrong (FB) Solar LLC	Maryland

Hannon Armstrong BPA Funding LLC	Maryland

Hannon Armstrong Capital, LLC	Maryland

Hannon Armstrong DSM Funding LLC	Maryland

Hannon Armstrong DSM II Funding LLC	Maryland

Hannon Armstrong Environmental Equipment And Services LLC	Maryland

Hannon Armstrong GPC Funding LLC	Maryland

Hannon Armstrong GPC II Funding LLC	Maryland

Hannon Armstrong Gulf Power Funding LLC	Virginia

Hannon Armstrong Information Technology And Telecommunications II LLC	Maryland

Hannon Armstrong Information Technology And Telecommunications LLC	Maryland

Hannon Armstrong KCS Funding LLC	Maryland

Hannon Armstrong NG Funding LLC	Maryland

Hannon Armstrong NJ Funding LLC	Maryland

Hannon Armstrong Oklahoma Funding LLC	Virginia

Hannon Armstrong PEPCO Funding LLC	Virginia

Hannon Armstrong PR Solar LLC	Maryland

Hannon Armstrong Securities, LLC	Maryland

Hannon Armstrong Space Centre Funding LLC	Maryland

Hannon Armstrong Sustainable Infrastructure, L.P.	Delaware

Hannon Armstrong Telecommunications And Security LLC	Maryland

Hannon Armstrong UESC Funding LLC	Maryland

Hannon Armstrong UESC II Funding LLC	Maryland